UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

Effective on April 5, 2024   (the “Initial Closing Date”), Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), agreed to definitive terms on a Securities Purchase Agreement dated April 4, 2024 (the “SPA”), with an institutional accredited investor (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Company, 1,500 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) of the Company for $1,650,000, and warrants (the “Warrants”, and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”), to purchase up to 3,300,000 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”), for an aggregate purchase price of $1,500,000.

Pursuant to the SPA, the sale of the Series B Preferred Stock and Warrants is to take place over up to three closings as follows:

	Initial Stated Value of Preferred Stock to be issued by installment	Warrants to be issued	Closing Date	Aggregate Purchase Price
Initial Closing	$550,000	3,300,000	Initial Closing Date	$500,000
Second Closing	$275,000		The earlier of (a) the date mutually approved by the Company and the Purchaser; and (b) three business days after the Stockholder Approval and Effectiveness	$250,000
Third Closing	$825,000		The Stockholder Approval and Effectiveness	$750,000
Total	$1,650,000			$1,500,000

On the Initial Closing Date, the Company sold the Purchaser 500 shares of Series B Preferred Stock (the “Initial Closing Shares”) and the Warrants, for an aggregate of $500,000. As described in the table above, the sale of an additional 250 shares of Series B Preferred Stock for $250,000, is to occur upon the earlier of the mutual approval of the Company and the Purchaser, and three business days after the Stockholder Approval and Effectiveness (as defined below); and the sale of an additional 750 shares of Series B Preferred Stock is expected to occur upon Stockholder Approval and Effectiveness.

As discussed below, the Series B Preferred Stock each have an initial stated value of $1,100 per share, and as a result, the effective purchase price of the Series B Preferred Stock shares sold, and agreed to be sold to the Purchaser, without taking into account the Warrants, is a 10% discount to the stated value thereof.

The consummation of the Second Closing and Third Closing contemplated by the SPA, are subject to various customary closing conditions as well as Stockholder Approval and Effectiveness (as hereinafter defined).

Pursuant to the SPA, the Company agreed that until Stockholder Approval (as defined below) is obtained, the Company would not issue any shares of Common Stock upon conversion of the Series B Preferred Stock or upon exercise of the Warrants, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the SPA and the ELOC (as defined below), and the other transaction documents entered into in connection therewith would exceed 4,721,538 shares of Common Stock (representing 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of the SPA) (such maximum number of shares, the “Exchange Cap”).

The SPA requires us, as soon as practicable after the Initial Closing Date, but in any event no later than 30 days thereafter (the “Stockholder Meeting Deadline”), to hold a meeting of stockholders to seek approval of a waiver of the Exchange Cap and, if needed, an increase in the authorized number of shares of Common Stock (approval of all such proposals, the “Stockholder Approval”), by providing each stockholder of the Company a proxy statement. If, despite the Company’s best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, we are required to hold additional stockholder meetings, at least semi-annually until such Stockholder Approval is obtained. “Effectiveness” means the Securities and Exchange Commission (SEC) declaring effective the registration statement required to be filed pursuant to the Registration Rights Agreement, discussed below.

From (a) the Initial Closing Date until 30 days after the effective date of the registration statement registering for resale all of the Warrant Shares and shares of common stock issuable upon conversion of the Series B Preferred Stock which may be sold at the Initial Closing, Second Closing and Third Closing (and if such Option Closing has occurred as of such date, the Option Conversion Shares)(subject to certain cutback rights described in the Registration Rights Agreement), the Company is prohibited from (i) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock, Common Stock equivalents, preferred stock or preferred stock equivalents or (ii) filing any registration statement or amendment or supplement thereto, other than the filing a registration statement on Form S-8 in connection with any employee benefit plan; and (b) from the Initial Closing Date until 180 days after the Initial Closing Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock, Common Stock equivalents, preferred stock or preferred stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the SPA), except for an equity line of credit.

The SPA also provides the Purchaser the option (the “Option”) to purchase an additional $1,100,000 (based on the stated value of the Series B Preferred Stock) of Series B Preferred Stock (the “Option Shares”, and the shares of common stock issuable upon conversion of the Option Shares, the “Option Conversion Shares”). The purchase price to be paid for the Option Shares is $1,000,000 (the “Option Price”), and the Option can be exercised at any time on or before the date that is six months following the date of the Third Closing.

Finally, the SPA provides that until the 18th month anniversary of the Closing Date, the Purchaser has the right to participate in any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents or any offering of debt or any other type of financing, or a combination thereof (other certain customary exempt issuances)(each a “Subsequent Financing”), in an amount not to exceed the amount of the Purchaser’s subscription, on the same terms, conditions and price provided for in the Subsequent Financing.

The Company has reserved from its duly authorized capital stock 50,000,000 of shares of Common Stock issuable upon exercise of the Warrants and conversion of the Series B Preferred Stock.

Registration Rights Agreement

In connection with the SPA, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser. Pursuant to the Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the SEC to register for resale of the shares of the Company’s Common Stock issuable upon conversion of all shares of Series B Preferred Stock which may be sold at the Initial Closing, Second Closing and Third Closing (and if such Option Closing has occurred as of such date, the Option Conversion Shares), shares of Common Stock issuable in lieu of cash dividends which could accrue on the Series B preferred Stock for   a period of two years, and the Warrant Shares, within 30 days of the Closing Date, and to have such Registration Statement declared effective within 5 trading days after the date notified by the SEC that the SEC is not reviewing the Registration Statement, in the event the Registration Statement is not reviewed by the SEC, or 60 days of the Closing Date in the event the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the Purchaser if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

The Company has agreed, among other things, to indemnify the Purchaser and its affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchaser, other obligations of the parties and termination provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Description of the Series B Convertible Preferred Stock

As previously disclosed in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 1, 2024, on March 28, 2024, the Company submitted for filing to the Secretary of State of Texas, a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc. (the “Series B Designation”), which was filed with the Secretary of State of Texas on April 4, 2024, effective as of March 28, 2024.

The Series B Designation provides for the Series B Convertible Preferred Stock to have the following terms:

Series B Convertible Preferred Stock

The Series B Designation provides for the Series B Preferred Stock to have the following rights:

Dividend Rights. From and after the issuance date of the Series B Preferred Stock (including in connection with the 500 shares of Series B Preferred Stock issued on the Initial Closing Date, the Initial Closing Shares), each share of Series B Preferred Stock is entitled to receive, when, as and if authorized and declared by the Board of Directors of the Company, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) the 10% per annum on the stated value (initially $1,100 per share)(the “Stated Value”) as of the record date for such dividend (as described in the Series B Designation), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property, authorized and declared by the Board of Directors on the issued and outstanding Common Shares in an amount determined by assuming that the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted on the applicable record date for such dividend or distribution.

Dividends payable pursuant to (i) above are payable quarterly in arrears, if, as and when authorized and declared by the Board of Directors, or any duly authorized committee thereof, to the extent not prohibited by law, on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a business day, in which event such dividends are payable on the next succeeding business day, without accrual of interest thereon to the actual payment date), commencing on June 30, 2024.

Accrued dividends may be settled in cash, subject to applicable law, shares of Common Stock (valued at the closing price on the date the dividend is due) or in-kind, by increasing the stated value by the amount of the quarterly dividend.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series B Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing, for each share of Series B Preferred Stock, before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be ratably distributed among the holders of the Series B Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction (each as described in the Series B Destination) are not deemed a Liquidation.

Conversion Rights. Each holder of Series B Preferred Stock may, at its option, convert its shares of Series B Preferred Stock (each a “Series B Conversion”) into that number of shares of Common Stock equal to the Stated Value of such share of Series B Preferred Stock, divided by the lesser of (x) $0.40, or (y) 90% of the average of the three lowest volume weighted average prices (“VWAPs”) during the ten trading days preceding and ending on and including the conversion date subject to adjustment as provided in the designation (the “Set Price” or the “Conversion Price”). Further, in no event shall the Conversion Price be less than $0.035, subject to adjustment in the designation or the mutual agreement of the holder and the Company (the “Floor Price”).

In the event the Company doesn’t comply with the terms of the designation and timely issue shares of Common Stock upon conversion to the holder, the Company is liable for damages in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of preferred shares being converted, $50 per trading day (increasing to $100 per trading day on the fifth trading day and increasing to $200 per trading day on the tenth trading day after such damages begin to accrue) for each trading day after the date due that the shares are delivered. The designation also provides for customary buy-in rights to the holders for failure of the Company to timely deliver conversion shares.

We agreed to reserve not less than 50 million shares to allow for conversion of the Series B Preferred Stock, which shares have been reserved.

The Series B Designation includes a conversion limitation prohibiting any holder and their affiliates from converting the Series B Preferred Stock into Common Stock in the event that upon such conversion their beneficial ownership of the Company’s Common Stock would exceed 4.99%. The Series B Designation also includes a general restriction prohibiting the issuance of more than 19.99% of the Company’s outstanding shares under certain agreements whereby the Series B Preferred Stock is expected to be issued, without the Company’s stockholders approving such issuance(s) under Nasdaq Rule 5635(b).

The Conversion Price is subject to anti-dilutive rights in the event that the Company issues any shares of Common Stock or Common Stock equivalents with a value less than the then conversion price, subject to certain customary exceptions for equity plan issuances, securities already outstanding, and certain strategic acquisitions, subject to the Floor Price.

Voting Rights. The Series B Preferred Stock have no voting rights, except in connection with the protective provisions discussed below.

Redemption Rights. The Series B Preferred Stock has no redemption rights.

Provisions. So long as any shares of Series B Preferred Stock are outstanding, the Company cannot without first obtaining the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a class:

(a) Amend any provision of the Series B Designation;

(b) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Convertible Preferred Stock;

(c) Amend the Certificate of Formation of the Company (including by designating additional series of Preferred Stock) in a manner which adversely affects the rights, preferences and privileges of the Series B Preferred Stock;

(d) Effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series B Preferred Stock; or

(e) Alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series.

Additionally, so long as any Series B Preferred Stock shares remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire, directly or indirectly, any junior securities; pay any dividends (other than on Series B Preferred Stock), or enter into any variable rate transaction.

Events of Default. An “Event of Default” under the Series B Designation include the occurrence of any of the events described below:

(a) if at any time the Common Stock is no longer DWAC eligible;

(b) a registration statement of the Company is not filed within sixty (60) days of the date Series B Preferred Stock is first issued;

(c) the Company fails to obtain stockholder approval of the issuance of more than 20% of the Company’s outstanding Common Stock in connection with the sale of certain securities within one hundred twenty (120) days of the first sale thereof;

(d) the Company shall fail to deliver shares issuable upon a conversion prior to the fifth trading day after such shares are required to be delivered;

(e) the Company shall fail to have available a sufficient number of authorized and unreserved Common Stock shares to issue to any holder upon a conversion completed under the Series B Designation;

(f) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of any documents entered into in connection with the sale of Series B Preferred Stock, and such failure or breach shall not, if subject to the possibility of a cure by the Company, have been cured within 10 business days after the date on which written notice of such failure or breach shall have been delivered;

(g) the Company shall redeem junior securities or pari passu securities;

(h) the Company shall be party to a Change of Control Transaction (as defined in the designation);

(i) the Company shall enter bankruptcy;

(j) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $500,000 (provided that amounts covered by the Company’s insurance policies are not counted toward this $500,000 threshold), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of thirty (30) trading days;

(k) the electronic transfer by the Company of Common Stock shares through the Depository Trust Company is no longer available or is subject to a “freeze” and/or “chill”, which continues for a period of five trading days; or

(l) the common shares shall cease trading on an approved trading market, and such failure shall continue for a period of five trading days.

Following an Event of Default, (a) the dividend rate for any dividends to be issued automatically increases to 18% per annum beginning on the date of the Event of Default; (b) the Stated Value increases automatically by an amount equal to 17.5% of the Stated Value as of the date of the Event of Default; and (c) the conversion price of the Series B Preferred Stock is adjusted to the lesser of (i) the then applicable conversion price and (ii) a price per share equal to sixty five percent (65%) of the average of the three lowest trading prices for the Company’s Common Stock during the twenty (20) trading days preceding the relevant conversion, subject to the Floor Price.

Negative Covenants: As long as any shares of Series B Preferred Stock are outstanding, unless a simple majority of holders of the Series B Preferred Stock have otherwise given prior written consent, the Company shall not, and shall not permit any of the subsidiaries to, directly or indirectly:

(a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of any holder;

(b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of Common Stock, Common Stock equivalents or junior securities, other than as to (i) certain pre-approved purchases agreed to by the holders of the Series B Preferred Stock and (ii) the repurchase common shares or common share equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors for so long as the Series Preferred Stock are outstanding;

(c) pay cash dividends or distributions on junior securities of the Company;

(d) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(e) redeem any junior securities or pay any dividends (other than on the Series B Preferred Stock); or

(f) enter into any agreement with respect to any of the foregoing.

Redemption Rights. At any time while the Series B Preferred Stock are outstanding, and on any date following Stockholder Approval of the issuance of more than 20% of the Company’s Common Stock upon conversion of the Series B Preferred Stock, the Company has the right to redeem fifty (50%) of the Stated Value then outstanding, and an additional fifty (50%) percent of the Stated Value then outstanding upon the written consent of the holders of the Series B Preferred Stock (each, the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). If redeemed within ninety (90) calendar days from the date of issuance, the Series B Preferred Stock shares subject to redemption shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 110% of the Stated Value being redeemed as of the Company Optional Redemption Date, plus all accrued but unpaid dividends and all other amounts due to a holder, if any. If redeemed within ninety-one (91) calendar days after the date of issuance, but no later than one hundred twenty (120) calendar days from the date of issuance, the Series B Preferred Stock subject to redemption shall be redeemed by the Company in cash at a Company Optional Redemption Price equal to 115% of the Stated Value being redeemed as of the Company Optional Redemption Date, plus all accrued but unpaid dividends and all other amounts due to holders, if any. If redeemed after one hundred twenty (120) calendar days from the date of issuance, the Series B Preferred Stock subject to redemption shall be redeemed by the Company in cash at a Company Optional Redemption Price equal to 120% of the Stated Value being redeemed as of the Company Optional Redemption Date, plus all accrued but unpaid dividends and all other amounts due to any holder, if any. The Company may deliver only one Company Optional Redemption Notice and such Company Optional Redemption Notice shall be irrevocable.

The Company may not deliver a Company Optional Redemption Notice, and any Company Optional Redemption Notice delivered by the Company shall not be effective, unless all of the Equity Conditions have been met on each trading day during the period beginning on the date notice of the redemption is provided and ending on the redemption date, which cannot be less than 10 nor more than 20 days.

“Equity Conditions” means, during the period in question: (a) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more notices of conversion of the applicable holder on or prior to the dates so requested or required, if any; (b) the Company shall have paid all liquidated damages and other amounts owing to the applicable holder in respect of the preferred shares; (c) (i) there is an effective registration statement or Rule 144 can be relied upon pursuant to which either: (A) the Company may issue conversion shares [except in the case of a redemption, where only the shares being redeemed are subject to this requirement]; or (B) the holders are permitted to utilize the prospectus thereunder to resell all of the common shares issuable pursuant to certain transaction documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future); or (ii) all of the conversion shares issuable pursuant to the applicable transaction documents may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected holders; or (iii) all of the conversion shares may be issued to the holder pursuant to Section 3(a)(9) of the Securities Act and immediately resold without restriction; (d) the common shares are trading on a trading market and all of the common shares issuable pursuant to the applicable transaction documents are listed or quoted for trading on such trading market (and the Company believes, in good faith, that trading of the common shares on a trading market will continue uninterrupted for the foreseeable future); (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, common shares for the issuance of all of the shares then issuable pursuant to the applicable transaction documents; (f) the issuance of the common shares in question to the applicable holder would not violate the beneficial ownership limitation set forth in the designation; (g) there has been no public announcement of a pending or proposed Fundamental Transaction (as defined in the designation) or Change of Control Transaction (as defined in the designation) that has not been consummated; (h) the applicable holder is not in possession of any information provided by the Company, any of its subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information.

Warrants

At the Initial Closing, the Company issued the Purchaser the Warrants to purchase up to 3,300,000 shares of Common Stock. The exercise price of the Warrants is $0.26 (the “Exercise Price”). The Exercise Price is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events. If at any time following the 120th day after the Initial Closing, there is no effective registration statement registering, or the prospectus contained therein is not available for the shares of Common Stock issuable upon exercise of the Warrants, the Warrants can be exercised on a cashless basis and the Company is subject to certain liquidated damages and damages as described in greater detail in the Common Share Purchase Warrant entered into on the Initial Closing Date to evidence the Warrants (the “Warrant Agreement”).

The Warrants are exercisable on or after October 4, 2024, and for five years thereafter.

The Warrants contain provisions that prohibit exercise if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to such exercise. The holder of the Warrants may increase or decrease this percentage, but not in excess of 9.99%, by providing at least 61 days’ prior notice to the Company. In the event of certain corporate transactions, the holder of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that the holder would have received had it exercised the Warrants immediately prior to such transaction.

If the Company or any subsidiary at any time while the Warrants are outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock equivalents, at an effective price per share less than the exercise price of the Warrants then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the exercise price shall be reduced and only reduced to equal the Base Share Price. No adjustment however is to be made for certain customary Exempt Issuances (as defined in the SPA).

The Warrants also include customary buy-in rights in the event the Company fails to timely deliver the shares of Common Stock issuable upon exercise thereof.

If at any time the Warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Common Stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the exercise price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the Common Stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five.

Equity Purchase Agreement

Also on the Initial Closing Date, the Company entered into an Equity Purchase Agreement (the “ELOC”) with the Purchaser pursuant to which the Purchaser committed to purchase up to $25,000,000 (the “Maximum Amount”) of the Company’s Common Stock (the “Financing”). On the Initial Closing Date, the Company issued 1,000,000 shares of the Company’s Common Stock to the Purchaser as a commitment fee (the “Commitment Shares”). In connection with the Financing, on the Closing Date, the Company and the Purchaser also entered into a Registration Rights Agreement (the “ELOC RRA”).

Upon filing and effectiveness of a Registration Statement on Form S-1 to register the Advance Shares (defined below) and provided other closing conditions are met, from time to time over the term of the ELOC, the Company shall have the right, but not the obligation, to direct the Purchaser to purchase shares of the Company’s Common Stock (the “Advance Shares”) in a maximum amount of one hundred percent (100%) of the average daily trading volume over the five trading days preceding the applicable advance date. At any time and from time to time during the 2-year term of the ELOC (the “Commitment Period”), the Company may deliver a notice to Purchaser (the “Advance Notice”) and shall deliver the Advance Shares to Purchaser via DWAC (as defined in the ELOC) on the next trading day. The purchase price (the “Purchase Price”) for the Advance Shares shall equal 90.0% of the gross proceeds received by the Purchaser for the resale of the Advance Shares during the three consecutive trading days immediately following the date an Advance Notice is delivered (the “Valuation Period”). The closing of an Advance Notice shall occur within two trading days following the end of the respective Valuation Period, whereby the Purchaser shall deliver the Investment Amount (as defined below) to the Company by wire transfer of immediately available funds. The Company shall not deliver another Advance Notice to Purchaser within one trading day of a prior closing of Advance Shares. The “Investment Amount” means the aggregate Purchase Price for the Advance Shares purchased by the Purchaser, minus clearing costs payable to the Purchaser’s broker or to the Company’s transfer agent for the issuance of the Advance Shares.

The right of the Company to issue and sell the Advance Shares to the Purchaser is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) a Registration Statement on Form S-1 registering for resale by the Purchaser of the Advance Shares and Commitment Shares being declared effective by the SEC, (ii) accuracy of the Company’s representations and warranties, (iii) the Company’s performance under the ELOC in all material respects, (iv) no suspension of trading or delisting of Common Stock, (v) the limitation of the Purchaser’s beneficial ownership of the Company’s Common Stock to no more than 4.99% of the Company’s then outstanding Common Stock, (vi) the Company maintaining its DWAC-eligible status, (vii) the Company maintaining a sufficient share reserve, and (viii) the closing price of the Company’s Common Stock on the date the Advance Notice is received must exceed $0.15.

The ELOC terminates upon the first to occur of April 4, 2026; the date that $25,000,000 in Advance Shares have been purchased by the Purchaser; the date that the Company terminates the ELOC, which may be terminated in the Company’s option at any time following effectiveness of the Registration Statement registering the resale of the Advance Shares, except that the ELOC can’t be terminated at any time the Purchaser holds any Advance Shares; and upon the Company entering into bankruptcy protection (such period of time that the ELOC is in place, the “Commitment Period”).

Pursuant to the ELOC, the Purchaser agreed, that neither it, nor any of its affiliates, will in any manner whatsoever, directly or indirectly, during the period commencing on the date of the ELOC and ending on (x) earlier of the date of the delivery of the first Advance Notice by the Company, and (y) the date that is six months from the date the ELOC was entered into (the “Lock-Up Termination Date”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, any shares of Common Stock; (ii) enter into any transaction that is designed to, or might reasonably be expected to, result in the transfer to another person, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock (each, a “Disposition”); or (iii) publicly disclose the intention to make any Disposition or engage in any short sale, without the prior written consent of the Company.

Additional conditions to the sale of any Advance Shares to the Purchaser include that such sale, together with the Commitment Shares, and any other shares required to be aggregated therewith pursuant to the rules of Nasdaq, would exceed 4,721,538 shares of Common Stock (representing 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of the ELOC); the issuance of the Advance Shares would cause the Purchaser to beneficially own more than 4.99% of the Company’s then outstanding Common Stock; and/or without the prior written consent of the Purchaser, the Company has entered into a variable rate transaction.

While the Company has the obligation to maintain such share reserve while the ELOC is effective, the Company does not have the obligation to sell any Advance Shares to the Purchaser. Additionally, neither the Purchaser, nor any affiliate of the Purchaser acting on its behalf or pursuant to any understanding with it, will execute any short sales during the period from the date hereof to the end of the Commitment Period.

Registration Rights Agreement

In connection with the ELOC, the Company entered into the ELOC RRA with the Purchaser. Pursuant to the ELOC RRA, the Company is required to file a resale registration statement (the “ELOC Registration Statement”) with the SEC to register all Common Stock underlying the Advance Shares, and the Commitment Shares, within 30 days of the Closing Date, and to have such ELOC Registration Statement declared effective within 5 trading days after the date notified by the SEC that the SEC is not reviewing the ELOC Registration Statement, in the event the Registration Statement is not reviewed by the SEC, or 60 days of the Closing Date in the event the ELOC Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the Purchaser if the Company fails to file the ELOC Registration Statement when required, fails to cause the ELOC Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the ELOC Registration Statement.

The Company has agreed, among other things, to indemnify the Purchaser and its affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the ELOC RRA.

The ELOC and the ELOC RRA contain customary affirmative and restrictive covenants and representations and warranties, customary conditions to closing of the sales of the Advance Shares, as well as customary indemnification obligations by each party, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions.

* * * * *

Boustead Securities, LLC served as the Company’s financial advisor in connection with the Purchase Agreement and ELOC and related transactions.

The foregoing description of the SPA, Warrants, Series B Preferred Stock, Registration Rights Agreement, ELOC and the ELOC RRA, is only a summary of the material terms of such agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed (or incorporated by reference) as Exhibits 10.1, 4.1, 3.1, 10.3, 10.2 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The issuance of the Initial Closing Shares, Warrants and Commitment Shares were exempt from registration pursuant to, and the sale of the Advance Shares and other shares of Series B Preferred Stock issuable pursuant to the terms of the ELOC and SPA, respectively, will be sold pursuant to an exemption from registration provided by, Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not/will not involve a public offering, the recipient took/will take the securities for investment and not resale, we took/will take appropriate measures to restrict transfer, and the recipient is (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the Initial Closing Shares were converted in full, without factoring in any dividends which can be paid in-kind, a maximum of 15,714,286 shares of Common Stock would be due to the holder thereof, based on a Floor Price of $0.035 per share.

If the Warrants were exercised in full, a maximum of 3,300,000 shares of Common Stock would be due to the holder thereof.

Item 8.01. Other Events.

On April 5, 2024, the Board of Directors of the Company appointed Jacob D. Cohen as Secretary of the Company.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Secretary of State of Texas on March 28, 2024 (Filed as Exhibit 3.3 to the Company’s Annual Report on Form 8-K, filed with the SEC on April 1, 2024, and incorporated by reference herein)
4.1*	Common Share Purchase Warrant dated April 4, 2024 (3,300,000 shares), granted to Platinum Point Capital LLC
10.1*#	Securities Purchase Agreement dated April 4, 2024, entered into between Mangoceuticals, Inc. and Platinum Point Capital LLC
10.2*#	Equity Purchase Agreement dated April 4, 2024, entered into between Mangoceuticals, Inc. and Platinum Point Capital LLC
10.3*	Registration Rights Agreement (SPA), dated April 4, 2024, entered into between Mangoceuticals, Inc. and Platinum Point Capital LLC
10.4*	Registration Rights Agreement (ELOC), dated April 4, 2024, entered into between Mangoceuticals, Inc. and Platinum Point Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Mangoceuticals, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: April 11, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer